UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

BCSB Bancorp, Inc.

(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland	21236
(Address Of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 256-5000

Not Applicable

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Beginning on August 4, 2008, BCSB Bancorp, Inc. (the “Company”) will make available a slide presentation that Joseph J. Bouffard, the Company’s President and Chief Executive Officer, will make to analysts and investors at the Company’s offices. Pursuant to Regulation FD, the presentation materials are furnished with this Report as Exhibit 99.1.

Item 8.01	Other Events.

On July 31, 2008, the Office of Thrift Supervision (the “OTS”) advised the Company and its wholly owned subsidiary, Baltimore County Savings Bank, F.S.B. (the “Bank”), that it would permit the Company and the Bank to terminate certain commitments they had made to the OTS. These commitments were as follows:

•	Baltimore County Savings Bank, F.S.B. will not pay any dividend to BCSB Bancorp, Inc. without the prior written approval of the OTS.

•	BCSB Bancorp, Inc. will not declare or pay any dividends, nor will it incur any debt, without the prior written approval of the OTS.

•	Our Board of Directors will revise our internal control policies and procedures related to higher risk accounts in accordance with our Bank Secrecy Act compliance program.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

Number	Description
99.1	August 4, 2008 Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: August 1, 2008	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer